Exhibit 21.1

Waters Corporation and Subsidiaries

12/31/2023

Waters Corporation (Delaware)

Waters Technologies Corporation (Delaware)

Andrew Alliance SA (Switzerland)

Andrew Alliance SASU (France)

Environmental Resource Associates, Inc. (Colorado)

Integrated Software Solutions Pty Limited

Integrated Software Solutions Limited (UK)

Integrated Software Solutions USA, LLC

TA Instruments-Waters LLC (Delaware)

Waters AG (Switzerland)

Waters Australia PTY LTD. (Australia)

Waters India Pvt. Ltd.

Waters SA de CV (Mexico)

Wyatt Technology, LLC (California)

Wyatt Technology (UK) Limited (UK)

Wyatt Technology France (France)

Wyatt Technology Europe GmbH (Germany)

Wyatt Technology Europe GmbH (Swiss)

Wyatt Technology Europe GmbH (Czech)

Wyatt Technology Europe GmbH (Netherlands)

Waters SAS (France)

Waters Sverige AB (Sweden)

Waters Technologies do Brasil Ltda (Brazil)

Waters Asia Limited (Delaware)

Waters A/S (Denmark)

Waters Limited (Canada)

Waters China Ltd. (Hong Kong)

Waters Cromatografia SA (Spain)

Waters NV (Belgium)

Waters Korea Limited (Korea)

Waters Technologies (Beijing) Co. Ltd (China)

Waters Technologies (Shanghai) Ltd (China)

Waters Ges.MBH (Austria)

Waters Kft (Hungary)

Waters Sp.Zo.o (Poland)

Waters Pacific Pte Ltd. (Singapore)

Waters Analytical Instruments Sdn Bhd (Malaysia)

Waters Holdings LLC (Delaware)

Waters European Investments, LLC (Cayman)

Milford International Limited (Cayman)

Nihon Waters K.K. (Japan)

TA Instruments Japan, Inc. (Japan)

Waters SpA (Italy)

Waters Celtic Holdings Ltd. (Ireland)

Waters Chromatography Ireland Ltd. (Ireland)

Waters Technologies Ireland Ltd. (Ireland)

Waters Romania Srl

Waters GmbH (Germany)

Waters Luxembourg SARL (Luxembourg)

Waters (TC) Israel Ltd. (Israel)

Micromass Holdings Ltd. (UK)

Waters Chromatography BV (Netherlands)

Waters Chromatography Europe BV (Netherlands)

Waters Tech. LC-MS Unipessol Lda (Portugal)

Micromass Ltd. (UK)

Waters Limited (UK)

Micromass UK Ltd. (UK)

Waters Research Center Kft (Hungary)

MPE Orbur Group Ltd. (UK)

Midland Precision Equipment Co. Ltd. (UK)

All Subsidiaries are 100% owned unless otherwise indicated